Exhibit 23
                                                                      ----------



                   Consent of Independent Public Accountants

We hereby consent to the incorporation by reference to the Registration Statement on Form S-8, File Number 333-45413, of our report dated August 6, 2004, on the consolidated financial statements of Home Financial Bancorp, Spencer, Indiana, which report is included in the Annual Report of Form 10-KSB of Home Financial Bancorp, Spencer, Indiana.



/s/ BKD, LLP

Indianapolis, Indiana
September 13, 2004